EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on an after-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures.
These non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. The reconciling differences between these non-GAAP financial measures and our U.S. GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our financial services operations, which are included on an after-tax equity basis. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, and stockholders' equity (deficit), the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activity. In the first quarter of 2013, the condensed statements of revenues and expenses were restated to reflect the operating results of Workhorse Custom Chassis ("WCC") and certain operating results of the Monaco recreational vehicle business (“Monaco”) as discontinued operations.

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,598	$—	$—	$2,598
Finance revenues	—	59	(20)	39
Sales and revenues, net	2,598	59	(20)	2,637
Costs of products sold	2,286	—	—	2,286
Restructuring charges	1	1	—	2
Selling, general and administrative expenses	266	20	(1)	285
Engineering and product development costs	111	—	—	111
Interest expense	57	18	(1)	74
Other income, net	(18)	(2)	(18)	(38)
Total costs and expenses	2,703	37	(20)	2,720
Equity in loss of non-consolidated affiliates	(1)	—	—	(1)
Income (loss) before equity income from financial services operations and income taxes	(106)	22	—	(84)
Equity income from financial services operations	14	—	(14)	—
Income (loss) from continuing operations before income taxes	(92)	22	(14)	(84)
Income tax expense	(7)	(8)	—	(15)
Income (loss) from continuing operations	(99)	14	(14)	(99)
Loss from discontinued operations, net of tax	(9)	—	—	(9)
Net income (loss)	(108)	14	(14)	(108)
Less: Income attributable to non-controlling interests	15	—	—	15
Net income (loss) attributable to Navistar International Corporation	$(123)	$14	$(14)	$(123)

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	For the Three Months Ended January 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
Sales of manufactured products	$2,965	$—	$—	$2,965
Finance revenues	—	68	(24)	44
Sales and revenues, net	2,965	68	(24)	3,009
Costs of products sold	2,650	—	—	2,650
Selling, general and administrative expenses	337	19	(1)	355
Engineering and product development costs	135	—	—	135
Interest expense	37	25	(1)	61
Other expense (income), net	32	(2)	(22)	8
Total costs and expenses	3,191	42	(24)	3,209
Equity in loss of non-consolidated affiliates	(7)	—	—	(7)
Income (loss) before equity income from financial services operations and income taxes	(233)	26	—	(207)
Equity income from financial services operations	17	—	(17)	—
Income (loss) from continuing operations before income taxes	(216)	26	(17)	(207)
Income tax benefit (expense)	85	(9)	—	76
Income (loss) from continuing operations	(131)	17	(17)	(131)
Loss from discontinued operations, net of tax	(9)	—	—	(9)
Net income (loss)	(140)	17	(17)	(140)
Less: Income attributable to non-controlling interests	13	—	—	13
Net income (loss) attributable to Navistar International Corporation	$(153)	$17	$(17)	$(153)

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of January 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$438	$59	$—	$497
Marketable securities	751	20	—	771
Restricted cash	33	69	—	102
Finance and other receivables, net	841	2,011	(17)	2,835
Inventories	1,500	20	—	1,520
Goodwill	282	—	—	282
Property and equipment, net	1,461	182	—	1,643
Investments in and advances to financial services operations	646	—	(646)	—
Investments in non-consolidated affiliates	59	—	—	59
Deferred taxes, net	232	32	—	264
Other assets	528	30	—	558
Total assets	$6,771	$2,423	$(663)	$8,531
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,534	$30	$(17)	$1,547
Debt	2,854	1,608	—	4,462
Postretirement benefits liabilities	3,418	51	—	3,469
Other liabilities	2,274	88	—	2,362
Total liabilities	10,080	1,777	(17)	11,840
Redeemable equity securities	4	—	—	4
Stockholders' equity attributable to non-controlling interest	46	—	—	46
Stockholders' equity (deficit) attributable to controlling interest	(3,359)	646	(646)	(3,359)
Total liabilities and stockholders' equity (deficit)	$6,771	$2,423	$(663)	$8,531

Condensed Statements of Assets, Liabilities, and Stockholders' Equity (Deficit)
Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	As of October 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
Assets
Cash and cash equivalents	$1,059	$28	$—	$1,087
Marketable securities	446	20	—	466
Restricted cash	31	130	—	161
Finance and other receivables, net	843	2,247	(98)	2,992
Inventories	1,528	9	—	1,537
Goodwill	280	—	—	280
Property and equipment, net	1,497	163	—	1,660
Investments in and advances to financial services operations	628	—	(628)	—
Investments in non-consolidated affiliates	62	—	—	62
Deferred taxes, net	231	32	—	263
Other assets	562	32	—	594
Total assets	$7,167	$2,661	$(726)	$9,102
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,752	$32	$(98)	$1,686
Debt	2,905	1,866	—	4,771
Postretirement benefits liabilities	3,459	52	—	3,511
Other liabilities	2,311	83	—	2,394
Total liabilities	10,427	2,033	(98)	12,362
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	45	—	—	45
Stockholders' equity (deficit) attributable to controlling interest	(3,310)	628	(628)	(3,310)
Total liabilities and stockholders' equity (deficit)	$7,167	$2,661	$(726)	$9,102

Condensed Statements of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Three Months Ended January 31, 2013
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(108)	$14	$(14)	$(108)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	89	—	—	89
Depreciation of equipment leased to others	2	9	—	11
Amortization of debt issuance costs and discount	13	3	—	16
Deferred income taxes	(9)	—	—	(9)
Equity in loss of non-consolidated affiliates	1	—	—	1
Equity in income of financial services affiliates	(14)	—	14	—
Dividends from non-consolidated affiliates	2	—	—	2
Change in intercompany receivables and payables	(81)	81	—	—
Other, net	(98)	162	—	64
Net cash provided by (used in) operating activities	(203)	269	—	66
Cash flows from investing activities
Purchases of marketable securities	(482)	—	—	(482)
Sales or maturities of marketable securities	177	—	—	177
Net change in restricted cash and cash equivalents	(2)	61	—	59
Capital expenditures	(72)	—	—	(72)
Purchase of equipment leased to others	—	(32)	—	(32)
Other investing activities	3	—	—	3
Net cash provided by (used in) investing activities	(376)	29	—	(347)
Net cash used in financing activities	(37)	(266)	—	(303)
Effect of exchange rate changes on cash and cash equivalents	(5)	(1)	—	(6)
Increase (decrease) in cash and cash equivalents	(621)	31	—	(590)
Cash and cash equivalents at beginning of the period	1,059	28	—	1,087
Cash and cash equivalents at end of the period	$438	$59	$—	$497

Condensed Statements of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on an after-tax equity basis)

	Three Months Ended January 31, 2012
(in millions)	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
Cash flows from operating activities
Net income (loss)	$(140)	$17	$(17)	$(140)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	67	1	—	68
Depreciation of equipment leased to others	3	7	—	10
Amortization of debt issuance costs and discount	7	2	—	9
Deferred income taxes	(52)	—	—	(52)
Equity in loss of non-consolidated affiliates	7	—	—	7
Equity in income of financial services affiliates	(17)	—	17	—
Change in intercompany receivables and payables	68	(68)	—	—
Other, net	(85)	302	—	217
Net cash provided by (used in) operating activities	(142)	261	—	119
Cash flows from investing activities
Purchases of marketable securities	(459)	—	—	(459)
Sales or maturities of marketable securities	738	—	—	738
Net change in restricted cash and cash equivalents	—	172	—	172
Capital expenditures	(102)	(1)	—	(103)
Purchase of equipment leased to others	—	(25)	—	(25)
Acquisition of intangibles	(12)	—	—	(12)
Business acquisitions	(3)	—	—	(3)
Other investing activities	(8)	1	—	(7)
Net cash provided by investing activities	154	147	—	301
Net cash used in financing activities	(85)	(393)	—	(478)
Effect of exchange rate changes on cash and cash equivalents	3	4	—	7
Increase (decrease) in cash and cash equivalents	(70)	19	—	(51)
Cash and cash equivalents at beginning of the period	488	51	—	539
Cash and cash equivalents at end of the period	$418	$70	$—	$488